UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is $0.02 per share. The noteholders also received a total of 1,200,000,000 warrants to purchase our common stock at $0.02 per share. The warrants are divided into two 600,000,000 share tranches. The warrants from the first tranche expired on August 7, 2006, to the extent they had not previously been exercised. The second tranche of warrants became exercisable on October 16, 2006 and will expire on November 30, 2006 unless they are exercised by that date.

On October 19, 2006, one noteholder converted $100,000 of outstanding principal balance plus accrued interest of $5,022.23 into 5,251,112 shares of common stock pursuant to the terms of the note at $0.02 per share.

The 5,251,112 note conversion shares were issued to the accredited investor noteholder pursuant to the Securities Act Section 3(a)(9) registration exemption.

After the October 19, 2006 note conversion, the aggregate outstanding principal balance of the notes is $5,692,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

October 25, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer